EXHIBIT 21



                           SUBSIDIARIES OF REGISTRANT
                     FIRST NATIONAL COMMUNITY BANCORP, INC.





Name                         Date of Incorporation      Incorporation
----                         ---------------------      -------------
First National Community     October 10, 1910           United States of America
Bank